Exhibit 5

November  4, 2004
Intersections Inc.
14901 Bogle Drive
Chantilly, VA 20151

Gentlemen:

We have acted as counsel to Intersections Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the proposed issuance of up to 5,563,681 shares (plus any additional shares of Common Stock (as defined below) that may be issued pursuant to the anti-dilution provisions of such plan) (the “Shares”) of the Common Stock, $0.01 par value (the “Common Stock”) of the Company, pursuant to the Company’s 1999 Stock Option Plan and 2004 Stock Option Plan (the “Plans”).

As such counsel, we have examined copies of the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof, the Registration Statement, the Plans and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinion hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the Delaware General Corporation Law or the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued under the circumstances contemplated in the Registration Statement and the Plans, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,
/s/ Stroock & Stroock & Lavan LLP
STROOCK & STROOCK & LAVAN LLP